May 4, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read U.S. Energy Corp.’s statements included under Item 4.01 of its Form 8-K filed on May 4, 2018 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP